UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 23, 2006
Date of Report (Date of earliest event reported)

KATIE GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA	_98-0448154_
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1400, 1055 West Hastings Street
Vancouver, British Columbia, Canada	_V6E 2E9_
(Address of principal executive offices)	(Zip Code)

_(604) 970-1706_
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   Other Events.

On March 10, 2006, the shareholders of the Company unanimously adopted a resolution to conduct a forward split of the Company’s common stock on a 20 share for 1 share basis.  The forward split is payable as a dividend and there will be no mandatory recall of certificates.  The record date is Friday, March 17, 2006, and the pay date is Monday, March 20, 2006.  As a result of the forward split, the issued and outstanding common stock of the Company increased from 3,570,000 shares issued and outstanding to 71,400,000 shares issued and outstanding.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of business acquired.

Not applicable.

(b)

Pro Forma Financials statements.

Not applicable.

(c)

Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATIE GOLD CORP.

Date: March 23, 2006	By:	/s/ Robert A. Biagioni

Director